UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

Universal American Corp.

(Exact name of registrant as specified in its charter)

Delaware	27-4683816
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

 001- 35149

(Commission File Number)

44 South Broadway, Suite 1200

White Plains, New York 10601

(Address of principal executive offices, including Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

On June 21, 2016, Universal American Corp. (the “Company”) issued a press release announcing its intention to offer up to $100 million aggregate principal amount of convertible senior notes due 2021 (the “Notes”) through a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, subject to market and other conditions.  The Notes will be convertible, subject to certain conditions, into cash, shares of the Company’s common stock or a combination thereof, at the Company’s election.  The Company expects to grant the initial purchaser of the Notes a 30-day option to purchase up to an additional $15 million aggregate principal amount of the Notes on the same terms and conditions. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any company filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01      Other Events

In connection with the offering of the Notes, the Company disclosed that the sale of its traditional insurance business to Nassau Reinsurance Group Holdings, L.P. is expected to close in the third quarter of 2016, subject to customary closing conditions, including regulatory approval from the Texas, Kansas and New York insurance departments and other third party reinsurer consents.  One of the Company’s third party reinsurers has withheld its consent to the transaction. The Company believes such refusal is in violation of the relevant reinsurance treaties.  Nevertheless, if the Company is unable to obtain this or any other required consent, it may not be able to close the sale transaction.

Item 9.01      Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated June 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN CORP.

	By:	/s/ Tony L. Wolk
		Name:	Tony L. Wolk
		Title:	EVP, General Counsel and Secretary

Date: June 21, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated June 21, 2016